EXHIBIT 13
CERTIFICATION ACCOMPANYING PERIODIC REPORT
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
In connection with the Annual Report of Consolidated Envirowaste Industries Inc. (the “Company”) on Form 20-F for the period ending September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James E.H. Darby, Chairman, Chief Executive Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

“James E.H. Darby”
Date: April 13, 2006

James E.H. Darby, Chairman, Chief
Executive Officer & Secretary

CERTIFICATION ACCOMPANYING PERIODIC REPORT
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
In connection with the Annual Report of Consolidated Envirowaste Industries Inc. (the “Company”) on Form 20-F for the period ending September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Douglas R. Halward, President of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

“Douglas R. Halward”

Date: April 13, 2006	Douglas R. Halward, President